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                                                                    EXHIBIT 10-L



        THIS EMPLOYMENT AGREEMENT entered into as of the 1st day of April A.D. 1994.

BETWEEN:

                VERITAS ENERGY SERVICES INC., a body corporate, having an office at the City of Calgary, in the Province of Alberta.

                (hereinafter called the "Company")

                                                OF THE FIRST PART

AND:

                DAVID B. ROBSON ("Robson")

                                                OF THE SECOND PART

        WHEREAS the Company is engaged in the business of the acquisition and processing of seismic data and other activities related to the oil and gas industry and is desirous of engaging the services of Robson in the capacity of President and Chief Executive Officer;

        AND WHEREAS the Company and Robson have agreed to the compensation, terms and conditions hereinafter set forth:

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants hereinafter contained, the parties hereto covenant and agree as follows, namely:
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1.      The Company agrees to retain the services of Robson and Robson hereby agrees to provide managerial services to the Company for a period of nineteen
(19) months, commencing on the 1st day of April, A.D. 1994 and continuing until the 31st day of October, A.D. 1995, at which time this Agreement shall be automatically renewed for successive one (1) year periods on the anniversary date of the Agreement unless terminated by either party hereto on written notice to the other, such notice to be delivered at least thirty (30) days prior to the expiry of the initial nineteen (19) month period or any renewal thereof.

        In the event that the Company gives notice of non-renewal, or of termination, other than for just cause under Clause 5 hereof, Robson shall be entitled to receive from the Company within thirty (30) days an amount equal to 24 months compensation at the rate set out in Clause 3 (a) (i) or any amendment thereto.

2. Robson shall provide his managerial expertise to the Company which shall include but not be limited to responsibility for the organization, financial management, administrative, technical direction, personnel relations and such other related duties and shall further devote his efforts, time, attention and ability to the business and affairs of the Company on a full time and exclusive basis. Robson shall not have any business interest which is in direct competition with any business in the Company. If, in the reasonable opinion of the Company, Robson does acquire or becomes a competitor of any business of the Company, Robson agrees to immediately take such steps as may be necessary to divest himself of such interest within thirty (30) days of receipt of notice from the company to that effect.


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3.      (a)     The compensation package paid to Robson for its services
shall be as follows, namely:

        (i) a monthly fee of Fifteen Thousand ($15,000.00) DOLLARS payable in two equal instalments of Seven Thousand Five Hundred ($7,500.00) Dollars such payments being due and payable on the 15th and last day of each month, commencing April 15, 1994.

        (ii) such further and additional payments to Robson by way of bonuses, or other remuneration as from time to time determined by the Board of Directors of the Company. Any such payments will be based on increased earnings and cash flow per share achieved by Robson, and such other financial and non-financial targets as the Board of Directors set from year to year.

4. Robson shall be reimbursed by the Company for all expenses actually and properly incurred by him in connection with his duties hereunder and for all such expenses he shall furnish statements and voucher to the Company. Robson shall also have a vehicle for use in performing his duties hereunder and the Company shall from time to time compensate him for expenses associated with the said vehicle in a manner determined by the Board of Directors of the Company.

5. The parties hereto each agree that this Contract may be terminated by the Company for just cause immediately upon the giving of written notice by the Company to Robson specifying the effective date of termination and as well specifying the event or events which constitute the "just cause" for terminating this contract.
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6.      In consideration of the fees payable to Robson hereunder, he agrees that he shall not at any time during the term of this Agreement or thereafter divulge to any person, firm or corporation the names of any or all of the clients or customers of the Company nor shall he divulge to any person, firm or corporation any special knowledge, methods or confidential information obtained by him during the term of this Agreement.

7. Any notice to be given pursuant to this Agreement shall be sufficiently given if served personally, or by facsimile transmission, or mailed, prepaid and registered, addressed to the proper party as follows:

                VERITAS ENERGY SERVICES INC.
                3rd Floor - 615 Third Avenue S.W.
                CALGARY, Alberta

                DAVID B. ROBSON
                Box 2, Site 3, RR #1
                AIRDRIE, Alberta

The above addresses may be exchanged at any time hereafter by giving thirty
(30) days written notice as hereinbefore provided. The date of the receipt of any such notice shall be deemed conclusively to be the date of delivery if such notice is served personally or by facsimile transmission or if mailed, three
(3) days after such mailing. In the event of a known interruption of postal service, service of notice shall be by delivery only.

8. This Agreement shall be governed by and construed under the laws of the Province of Alberta.


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9.      This Agreement shall enure to the benefit of and be binding upon the
Company and its successors and assigns.

10. The parties agree that they have expressed herein their understanding and agreement covering the subject matter of this Agreement. It is expressly agreed that no implied covenant, condition, term or reservation shall be read into this Agreement relating to or concerning the subject matter hereof.

        IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement, all as of the day, month and year first above written.

                                                VERITAS ENERGY SERVICES INC.

                                                Per: /s/ John Friesen
                                                  ______________________


                                                DAVID B. ROBSON


                                                Per: /s/ D. B. ROBSON
                                                   _____________________